UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212

(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement
Form of Change-In-Control Agreement
Letter Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 7, 2006, the Board of Directors of Windstream Corporation (“Windstream” or the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, adopted and approved (i) an Employment Agreement, dated November 7, 2006 between Windstream and Jeffery R. Gardner, the President and Chief Executive Officer and a member of the Board of Directors of Windstream, (ii) Change-in-Control Agreements, dated November 7, 2006, between Windstream and each of Mr. Gardner, Keith D. Paglusch, Chief Operating Officer, Brent K. Whittington, Executive Vice President and Chief Financial Officer, and John P. Fletcher, Executive Vice President and General Counsel, and (iii) the proposed compensation for Francis X. Frantz, the Chairman of the Board of Directors of Windstream, to commence January 1, 2007. On November 7, 2006, the Board of Directors of Windstream, upon the recommendation of the Governance Committee of the Board of Directors, also elected Samuel E. Beall, III to the Board of Directors, effective immediately.
     Employment Agreement
     The Employment Agreement with Mr. Gardner provides that he will be employed by Windstream as its President and Chief Executive Officer for the period beginning on November 7, 2006 and ending on December 31, 2009 (the “Employment Period”). The Employment Period automatically extends for successive one year periods on December 31, 2009 and on each December 31 thereafter until either party provides 90 days’ notice that the period will not be so extended.
     During the Employment Period, Mr. Gardner’s annual base salary will be not less than $700,000 and his target annual bonus opportunity will not be less than 100% of his base salary. He will be eligible to participate in equity incentive, employee benefits and perquisite plans and programs that are no less favorable than those provided to other senior executives of Windstream.
     If, during the Employment Period, Windstream or its affiliates terminate Mr. Gardner’s employment without “cause” (as defined in the agreement) or Mr. Gardner terminates his employment with Windstream or its affiliates for “good reason” (as defined in the agreement), then Windstream will pay to Mr. Gardner, in a lump sum, the following amounts: (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid; (ii) a pro-rated bonus based on the higher of his target annual bonus for the year of termination or the annual bonus earned for the immediately preceding year; and (iii) two times his annual base salary. If Mr. Gardner’s employment terminates for any other reason, then the agreement will terminate without further obligation to Mr. Gardner other than the obligation to pay his annual base salary through the date of termination and any other vested benefits.
     Upon termination of employment, Mr. Gardner is prohibited from soliciting employees or customers of or competing against Windstream for a one-year period and is subject to confidentiality and non-disparagement restrictions. Moreover, he is required to sign a release of all claims against Windstream prior to receiving severance benefits under the agreement.
     Change-In-Control Agreements
     The Change-In-Control Agreements provide that a covered executive would be entitled to certain severance benefits if, during the two-year period following a “change in control” (as defined in the agreements), Windstream or its affiliates terminate the executive’s employment without “cause” (as defined in the agreements) or the executive terminates his employment with Windstream or its affiliates for “good reason” (as defined in the agreements). Specifically, the covered executive would be entitled to receive, in a lump sum, the following amounts: (i) the executive’s base salary through the date of termination, the bonus earned for the prior year and any accrued vacation pay, in each case to the extent not previously paid, (ii) a pro-rated target bonus for the year of termination, (iii) three times the sum of the executive’s base salary and target bonus (in each case, as in effect on the date of the change in control, or if higher, on the date of termination), (iv) a cash equivalent for three years of health care premiums, and (v) outplacement services (with a value of no more than $50,000).
     In the event any payments or benefits provided to a covered executive, whether under the agreement or otherwise, would be subject to an excise tax on excess parachute payments under Section 4999 of the Internal

Revenue Code, Windstream will gross-up the executive’s compensation to fully offset such excise taxes. If, however, the aggregate parachute payments do not exceed 110% of the maximum total payments that could be made without triggering the excise tax, then the parachute payments would be automatically reduced to such maximum amount and no gross-up payment would be made.
     Terminated executives are prohibited from soliciting employees or customers of or competing against Windstream or the acquiring or successor entity for a one-year period and are subject to a confidentiality restriction. Moreover, a terminated executive is required to sign a release of all claims against Windstream and the acquiring or successor entity prior to receiving severance benefits under the agreement.
     Non-Executive Chairman Compensation
     At its November 7 meeting, the Board of Directors approved the following compensation arrangements for Francis X. Frantz, Chairman, commencing January 1, 2007. Mr. Frantz will receive compensation to be received by all other non-employee directors plus an annual supplemental cash retainer in the amount of $25,000.
     Windstream has also entered into a letter agreement, dated November 7, 2006, with Mr. Frantz regarding post-retirement health care benefits. Pursuant to the letter, commencing no later than May 1, 2008 (the date on which Mr. Frantz’s access to continuation coverage as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) is expected to expire), the Company has agreed to offer Mr. Frantz a 30-day period to enroll in coverage under Windstream’s retiree medical insurance contract with United Healthcare (“SMRP II”). Such coverage will apply to Mr. Frantz and his “eligible dependents” (as defined in the letter). If Mr. Frantz enrolls in the SMRP II, then coverage under the SMRP II shall begin immediately following the expiration of the applicable COBRA continuation period and shall continue for Mr. Frantz’s lifetime. At any time after Mr. Frantz’s enrollment in SMRP II, Mr. Frantz may opt out of, and thereafter opt back in to, the coverage specified under the letter without losing any future rights or benefits under the letter. The right to opt out and thereafter opt back in to coverage is limited to two occasions during Mr. Frantz’s lifetime. Following Mr. Frantz’s death, coverage under the SMRP II shall continue for each eligible dependent until the date that such dependent is no longer considered an eligible dependent. If at any time after Mr. Frantz’s initial enrollment in the SMRP II, SMRP II coverage becomes unavailable to Windstream or impracticable for Windstream to procure, Windstream has agreed to use reasonable best efforts to provide Mr. Frantz and his eligible dependents access to medical benefits under another insurance contract that are as comparable to SMRP II as practicable.
     Windstream’s obligation to provide access to medical coverage will apply only if Mr. Frantz or his eligible dependents reimburse Windstream for the Required Premium (as defined below) each month commencing on or after the expiration of the applicable COBRA continuation period. The Required Premiums are the premiums that Mr. Frantz would be required to pay for medical coverage for himself and his eligible dependents as a retired employee under Windstream’s group health insurance plan. If, however, Windstream ceases to offer medical coverage to retirees under its group health insurance plan, the Required Premium shall be based on the premium rate in effect for retiree medical coverage under any plan or program designated by Windstream (whether or not sponsored by Windstream) that the Compensation Committee of the Board of Directors of Windstream determines provides substantially similar retiree medical coverage as the former group health insurance plan.
     Election of Mr. Beall
     On November 7, 2006, the Board of Directors of Windstream elected Samuel E. Beall, III to the Board of Directors, effective immediately. The Board of Directors has affirmatively determined that Mr. Beall qualifies as an “independent” director for the purposes of the corporate governance rules of the New York Stock Exchange.
     Beall, age 56, has served as chairman of the board and chief executive officer of Ruby Tuesday, Inc., since May 1995 and also as President of Ruby Tuesday, Inc., since July 2004. Mr. Beall served as president and chief executive officer of Ruby Tuesday, Inc., from June 1992 to May 1995 and president and chief operating officer of Ruby Tuesday, Inc., from September 1986 to June 1992.
     Mr. Beall is also a board member of several private companies, including Pilot Corporation, Pilot Travel Centers, LLC, SSC Service Solutions Co., and Blackberry Hotel Co.

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     The above descriptions of the Employment Agreement, Change-In-Control Agreements and the letter agreement are qualified in their entirety by the full text of such agreements which are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.
Item 9.01 Exhibits.
(d)	Exhibits

Exhibit
Number	Description
Exhibit 10.1	Employment Agreement, dated November 7, 2006, between Windstream Corporation and Jeffery R. Gardner

Exhibit 10.2	Form of Change-In-Control Agreement between Windstream Corporation and its executive officers

Exhibit 10.3	Letter Agreement, dated November 7, 2006, between Windstream Corporation and Francis X. Frantz

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

November 13, 2006

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EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Employment Agreement, dated November 7, 2006, between Windstream Corporation and Jeffery R. Gardner

Exhibit 10.2	Form of Change-In-Control Agreement between Windstream Corporation and its executive officers

Exhibit 10.3	Letter Agreement, dated November 7, 2006, between Windstream Corporation and Francis X. Frantz

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